1 Earnings Presentation 3Q 2026

Westlake

Third Quarter 2026 Highlights

3Q 2026 Financial Results

$3.0B	$408M	$2.0B
Net Sales	EBITDA[1,2]	Cash, Equivalents and Investments[3]

- **3Q'26 free cash flow of $220 million exceeded both 2Q'26 and 3Q'25 partially due to cost saving actions, including lower capital expenditures**
- **Three-pillar profitability improvement plan delivered ~$200 million of YoY EBITDA benefit in 3Q'26 towards our $600 million full year target**
- **PEM average sales price declined 8% QoQ, but is improving at the beginning of 4Q'26, particularly polyethylene and export PVC resin, due to a steepening global cost curve**
- **HIP's sales volume decline was driven by certain Pipe & Fittings orders shifting from 3Q'26 to 2Q'26 and an industry-wide slowdown in building products demand**
- **EBITDA margin[2] was pressured by higher distribution costs in HIP in addition to higher European energy costs and Wilhelmshaven integration expenses in PEM**
- **Responded to European PVC industry challenges of higher energy costs, weak demand, and increased Asian import pressure with the announced closure of Cologne PVC plant to improve the profitability of our overall European chlorovinyls operations**
- **Solid investment-grade rated balance sheet with $2.0 billion of cash and investments[3]**

(1) Reconciliation of EBITDA excl. Identified Items to the applicable GAAP measure can be found on page 11
(2) Excludes "Identified Items". See notes 1 and 3 on page 6.
(3) Includes investments in available-for-sale securities

2

Westlake Corporation 3Q 2026[1]

($ in millions)	3Q'26	2Q'26	QoQ%	3Q'25	YoY%
Sales	**$2,981**	**$3,271**	**(9)%**	**$2,838**	**5 %**
Operating Income (Loss)[1]	**$ 101**	**$ 364**	**(72)%**	**$ (22)**	**N.M.**
EBITDA[1,2]					
Housing and Infrastructure Products	*$ 195*	*$ 276*	*(29) %*	*$ 215*	*(9) %*
Performance and Essential Products	*$ 215*	*$ 416*	*(48) %*	*$ 90*	*139 %*
Corporate	*$ (2)*	*$ (13)*		*$ 8*	
	$ 408	**$ 679**	**(40)%**	**$ 313**	**30 %**
EBITDA Margin [1]	*14 %*	*21 %*		*11 %*	

Westlake

3Q 2026 vs. 2Q 2026[3]

Average Sales Price	Volume
-4%	-7%

Westlake

3Q 2026 vs. 3Q 2025[3]

Average Sales Price	Volume
+6%	—%

Our three-pillar profitability improvement plan delivered ~$200 million of EBITDA benefit in 3Q'26 towards our FY'26 target of $600 million

Compared to 3Q'25, a higher average sales price, particularly in PEM, drove higher sales, EBITDA, and margins

Compared to 2Q'26, a lower average sales price, particularly in PEM, and lower sales volume, particularly in HIP, drove lower sales, EBITDA, and margins

Higher QoQ input costs, particularly for distribution and European energy, pressured EBITDA and margins

Generated $220 million of free cash flow in 3Q'26 after funding $188 million of capital expenditures

(1) Excludes "Identified Items" consisting of $56 million of charges related to previously announced facility shutdowns and $2 million of other restructuring costs in 3Q'26; and a non-cash impairment charge of $727 million and $17 million of charges related to previously announced facility shutdowns in 3Q'25

(2) Reconciliations of Operating Income (Loss) excl. Identified Items, HIP EBITDA excl. Identified Items, PEM EBITDA excl. Identified Items and Corporate EBITDA excl. Identified Items to the applicable GAAP measure can be found on pages 11 and 12

(3) Excludes the impact of plant closures and the ACI and Wilhelmshaven acquisitions

Westlake

3

4 Housing and Infrastructure Products (“HIP”) Segment Performance HIP Segment 3Q 2026 vs. 2Q 2026 Average Sales Price +4% Volume -17% HIP Segment 3Q 2026 vs. 3Q 2025(3) Average Sales Price +1% Volume -6% YTD Pipe & Fittings sales volume grew 8% YoY demonstrating continued growth tailwinds from infrastructure spending (1) Reconciliations of HIP Operating Income and EBITDA to the applicable GAAP measure can be found on page 12 (2) HIP EBITDA margin is calculated by dividing HIP EBITDA by Total HIP Sales (3) Excludes the impact of the ACI acquisition Volume declined 6% YoY due to certain Pipe & Fittings orders shifting from 3Q'26 to 2Q'26 and an industry- wide slowdown in building products demand 4Q'26 HIP revenue is expected to be between $900 million and $1 billion with a ~13% EBITDA margin(2) EBITDA margin(2) declined to 18% from 20% in 3Q'25 as the 1% increase in average sales price wasn't enough to fully offset cost inflation ($ in millions) 3Q'26 2Q'26 QoQ% 3Q'25 YoY% Housing Products Sales $ 846 $ 1,011 (16) % $ 928 (9) % Infrastructure Products Sales $ 241 $ 241 — % $ 163 48 % Total HIP Sales $ 1,087 $ 1,252 (13) % $ 1,091 — % Operating Income $ 128 $ 212 (40) % $ 151 (15) % EBITDA (1) $ 195 $ 276 (29) % $ 215 (9) % EBITDA Margin (2) 18% 22% 20%

5 Housing and Infrastructure Products Update 2 Longer-term housing fundamentals remain strong due to a decade-plus of under-building, increasingly favorable demographics and popularity of remote work 3 HIP margins have been impacted by higher diesel fuel and freight costs that are being passed through to customers with selling price increases 4 Pipe & fittings sales volume growth is supported by higher levels of U.S. infrastructure spending, including data centers 1 The recent increase in borrowing costs has increased affordability concerns from potential homebuyers, which is causing an industry-wide slowdown in the demand for building products that is impacting HIP's sales volume

Performance and Essential Materials ("PEM") Segment Performance[1]

($ in millions)	3Q'26	2Q'26	QoQ%	3Q'25	YoY%
Performance Materials Sales	**$1,176**	**$1,236**	**(5)%**	**$1,010**	**16 %**
Essential Materials Sales	**$ 718**	**$ 783**	**(8)%**	**$ 737**	**(3)%**
Total PEM Sales	$1,894	$2,019	(6)%	$1,747	8 %
Operating Income (Loss) (1,2)	$ (8)	$ 185	(104)%	$ (158)	N.M.
EBITDA (1,2)	$ 215	$ 416	(48)%	$ 90	139 %
EBITDA Margin (1,3)	*11 %*	*21 %*		*5 %*	

PEM Segment

3Q 2026 vs. 2Q 2026[4]

Average Sales Price	Volume
-8%	—%

PEM Segment

3Q 2026 vs. 3Q 2025[4]

Average Sales Price	Volume
+9%	+4%

Lower QoQ average sales price, particularly for polyethylene, as second quarter price increases at the onset of the Middle East conflict moderated

Selling prices regained upward momentum late in 3Q'26, which could partially offset seasonally lower sales volume and rising input costs in 4Q'26

Significantly lower European EBITDA QoQ as a result of lower selling prices, largely due to weak demand and increased imports, and higher energy costs, which are expected to also impact 4Q'26 earnings

Three-pillar profitability improvement plan benefits contributed to significant YoY EBITDA margin improvement

(1) Excludes "Identified Items" consisting of $56 million of charges related to previously announced facility shutdowns in 3Q'26; and a non-cash impairment charge of $727 million and $17 million of charges related to previously announced facility shutdowns in 3Q'25

(2) Reconciliations of PEM Operating Income (Loss) excl. Identified Items and PEM EBITDA excl. Identified Items to the applicable GAAP measure can be found on page 12

(3) PEM EBITDA margin is calculated by dividing PEM EBITDA excl. Identified Items by Total PEM Sales

(4) Excludes the impact of plant closures and the Wilhelmshaven acquisition

Westlake

6

7 Performance and Essential Materials Update 2 Selling prices, particularly for polyethylene and PVC resin, have exhibited a high degree of volatility in 2026 due to the significant moves in oil prices as a result of the conflict in the Middle East 3 European chemical industry conditions have deteriorated further due to higher energy costs, weak demand, and increasing imports. In response to these structural challenges in Europe, the Company is taking action to optimize its chlorovinyls footprint by supplying the Wilhelmshaven vinyls site with cheaper feedstocks and removing higher-cost PVC capacity in Cologne. 4 The significant majority of the company-wide EBITDA uplift in 2026 from our three-pillar profitability improvement plan is expected to benefit PEM 1 Energy and feedstock advantages in North America (~85% of our global production capacity) and our high degree of vertical integration relative to the global industry positions us to benefit from the steepening global cost curve and serve our customers well

8 Financial Reconciliations

9 CONSOLIDATED STATEMENTS OF OPERATIONS Three Months Ended September 30, Three Months Ended June 30, Nine Months Ended September 30, 2026 2025 2026 2026 2025 (In millions of dollars, except per share data) Housing and Infrastructure Products Sales $ 1,087 $ 1,091 $ 1,252 $ 3,332 $ 3,247 Performance and Essential Materials Sales 1,894 1,747 2,019 5,572 5,390 Net sales 2,981 2,838 3,271 8,904 8,637 Cost of sales 2,599 2,602 2,619 7,758 7,911 Gross profit 382 236 652 1,146 726 Selling, general and administrative expenses 250 228 253 739 676 Impairment of goodwill — 727 — — 727 Amortization of intangibles 31 30 32 93 91 Restructuring, transaction and integration-related costs 58 17 3 79 139 Income (loss) from operations 43 (766) 364 235 (907) Interest expense (52) (41) (55) (163) (120) Other income, net 17 32 29 84 93 Income (loss) before income taxes 8 (775) 338 156 (934) Provision for (benefit from) income taxes (10) (3) 67 24 4 Net income (loss) 18 (772) 271 132 (938) Net income attributable to noncontrolling interests 12 10 11 35 26 Net income (loss) attributable to Westlake Corporation $ 6 $ (782) $ 260 $ 97 $ (964) Earnings (loss) per common share attributable to Westlake Corporation: Basic $ 0.05 $ (6.06) $ 2.02 $ 0.75 $ (7.48) Diluted $ 0.05 $ (6.06) $ 2.01 $ 0.75 $ (7.48)

10 Reconciliation of Net Income (Loss) Attributable to Westlake Corporation and Earnings (Loss) Per Diluted Share to Net Income (Loss) and Diluted Earnings (Loss) Per Share excl. Identified Items Three Months Ended September 30, Three Months Ended June 30, Nine Months Ended September 30, 2026 2025 2026 2026 2025 (In millions of dollars, except per share data) Net income (loss) $ 18 $ (772) $ 271 $ 132 $ (938) Less: Net income attributable to noncontrolling interests 12 10 11 35 26 Net income (loss) attributable to Westlake Corporation 6 (782) 260 97 (964) Add: Identified items, after-tax 52 744 — 121 881 Net income (loss) attributable to Westlake Corporation excl. Identified items $ 58 $ (38) $ 260 $ 218 $ (83) Diluted earnings (loss) per common share attributable to Westlake Corporation $ 0.05 $ (6.06) $ 2.01 $ 0.75 $ (7.48) Add: Identified items per share $ 0.40 $ 5.77 $ — $ 0.94 $ 6.84 Diluted earnings (loss) per common share attributable to Westlake Corporation excl. Identified items $ 0.45 $ (0.29) $ 2.01 $ 1.69 $ (0.64)

11 Reconciliation of EBITDA excl. Identified Items to EBITDA, Net Income (Loss), Income (Loss) from Operations and Net Cash Provided by (Used for) Operating Activities Three Months Ended September 30, Three Months Ended June 30, Nine Months Ended September 30, 2026 2025 2026 2026 2025 (In millions of dollars) Net cash provided by operating activities $ 408 $ 182 $ 305 $ 619 $ 240 Changes in operating assets and liabilities and other (509) (895) (54) (592) (1,138) Deferred income taxes 119 (59) 20 105 (40) Net income (loss) 18 (772) 271 132 (938) Less: Other income, net 17 32 29 84 93 Interest expense (52) (41) (55) (163) (120) Benefit from (provision for) income taxes 10 3 (67) (24) (4) Income (loss) from operations 43 (766) 364 235 (907) Add: Depreciation and amortization 290 303 286 860 881 Other income, net 17 32 29 84 93 EBITDA $ 350 $ (431) $ 679 $ 1,179 $ 67 Add: Identified items 58 744 — 143 881 EBITDA excl. Identified Items $ 408 $ 313 $ 679 $ 1,322 $ 948 Operating income (loss) margin 1% (27) % 11% 3% (11) % EBITDA margin excl. Identified Items 14% 11% 21% 15% 11%

Reconciliation of HIP EBITDA excl. Identified Items, PEM EBITDA excl. Identified Items and Corporate EBITDA excl. Identified Items to Operating Income (Loss)

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,	
	2026	2025	2026	2026	2025
	(In millions of dollars)				
Housing and Infrastructure Products EBITDA excl. Identified items	**$ 195**	**$ 215**	**$ 276**	**$ 657**	**$ 693**
Less:					
Identified items	—	—	—	68	—
Depreciation and Amortization	63	62	62	185	170
Other income, net	4	2	2	8	2
Housing and Infrastructure Products Operating Income	128	151	212	396	521
Performance and Essential Materials EBITDA excl. Identified items	**215**	**90**	**416**	**667**	**222**
Less:					
Identified items	56	744	—	73	881
Depreciation and Amortization	224	238	222	667	701
Other income (loss), net	(1)	10	9	17	23
Performance and Essential Materials Operating Income (Loss)	(64)	(902)	185	(90)	(1,383)
Corporate EBITDA excl. Identified items	**(2)**	**8**	**(13)**	**(2)**	**33**
Less:					
Identified items	2	—	—	2	—
Depreciation and Amortization	3	3	2	8	10
Other income, net	14	20	18	59	68
Corporate Operating Loss	(21)	(15)	(33)	(71)	(45)
Housing and Infrastructure Products Operating Income	128	151	212	396	521
Performance and Essential Materials Operating Income (Loss)	(64)	(902)	185	(90)	(1,383)
Corporate Operating Loss	(21)	(15)	(33)	(71)	(45)
Total Operating Income (Loss)	**$ 43**	**$ (766)**	**$ 364**	**$ 235**	**$ (907)**

Westlake

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13 Reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities Three Months Ended September 30, Three Months Ended June 30, Nine Months Ended September 30, 2026 2025 2026 2026 2025 (In millions of dollars) Net cash provided by operating activities $ 408 $ 182 $ 305 $ 619 $ 240 Less: Additions to property, plant and equipment 188 239 194 591 754 Free cash flow $ 220 $ (57) $ 111 $ 28 $ (514)

14 Safe Harbor Language This presentation contains certain forward-looking statements including statements regarding our cost savings objectives and our ability to maintain synergies, pricing and demand for our products and across the industrial and manufacturing sectors, global macroeconomic conditions, anticipated sales volumes and volume growth, industry outlook for both of our segments, our ability to execute our integrated strategy, projected benefits from the shutdown of certain of our PEM facilities, our cost control and efficiency efforts (such as achieving a $600 million uplift to EBITDA in 2026 from our three-pillar profitability improvement plan), our future operating results, including revenues and EBITDA, continuous improvement in PEM reliability and production, our expectations regarding previously communicated ranges of our HIP segment’s revenue and EBITDA margin for 2026, our competitive position, the effects of changing demographics in the markets that we serve, anticipated residential construction, repair and remodel activities and infrastructure spending growth, long-term housing market fundamentals, changes in sales mix of our products, our relationships with our customers and their adoption of our products, the benefits of our acquisition of the VCM/PVC production site in Wilhelmshaven, Germany, and the effects of the conflict in the Middle East, including the benefits of our energy and feedstock cost advantages in the North American chemicals market. Actual results may differ materially depending on factors, including, but not limited to, the following: general economic and business conditions; the cyclical nature of the chemical and building products industries; the availability, cost and volatility of raw materials and energy; uncertainties associated with the United States, European and worldwide economies, including those due to political tensions and conflict in the Middle East, Russia, Ukraine and elsewhere; uncertainties associated with climate change; the potential impact on the demand for ethylene, polyethylene and polyvinyl chloride due to initiatives such as recycling and customers seeking alternatives to polymers; current and potential governmental regulatory actions in the United States and other countries; industry production capacity and operating rates; the supply/demand balance for our products; competitive products and pricing pressures; instability in the credit and financial markets; access to capital markets; terrorist acts; operating interruptions; changes in laws or regulations, including trade policies; disruptions in global trade; the effects of government shutdowns; technological developments; information systems failures and cyber attacks; foreign currency exchange risks; our ability to implement our business strategies; creditworthiness of our customers; the effect and results of litigation and settlements of litigation; and other factors described in our reports filed with the Securities and Exchange Commission. Many of these factors are beyond our ability to control or predict. Any of these factors, or a combination of these factors, could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. Management cautions against putting undue reliance on forward-looking statements. Every forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements except as required by applicable law. Investor Relations Contacts Jon Baksht Senior Vice President & Chief Financial Officer Jeff Holy Vice President - Finance & Investor Relations Westlake Corporation 5444 Westheimer Road, Suite 101, Houston, Texas 77056 | 713-960-9111